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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   Form 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): February 17, 1998


                               BELL SPORTS CORP.
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            (Exact name of registrant as specified in its charter)


   Delaware                           0-19873                 36-3671789
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(State or other jurisdiction        (Commission              (IRS Employer
of incorporation)                   File Number)          Identification No.)

6350 San Ignacio Avenue, San Jose, California                  95119
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(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (408) 574-3400

                                      N/A
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        (Former name or former address, if changed since last report.)

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Item 5.  Other Events.

     On February 17, 1998, Bell Sports Corp., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Recapitalization and Merger dated as of February 17, 1998 (the "Merger Agreement") with HB Acquisition Corporation, a Delaware corporation ("HB Acquisition"). The Merger Agreement provides for the merger (the "Merger") of HB Acquisition with and into the Company. Following the Merger, the separate corporate existence of HB Acquisition will cease and the Company will continue as the surviving corporation. HB Acquisition is a newly organized corporation formed by Harvard Private Capital Holdings, Inc. and Brentwood Associates Buyout Fund II, L.P. for the purpose of entering into the Merger Agreement and engaging in the transactions contemplated thereby.

     Pursuant to the Merger Agreement, each share of Common Stock, $.01 par value per share, of the Company (together with the associated right to purchase one one-hundredth of a share of Series A Junior Participating Preferred Stock, $.01 par value per share, of the Company, a "Share") outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) of the Merger (other than (i) Shares held by HB Acquisition or Shares held by directly or indirectly the Company, which Shares will be cancelled, and (ii) Dissenting Shares (as defined in the Merger Agreement), which will be subject to the
Section 2.1(d) of the Merger Agreement) will be converted into the right to receive $10.50 in cash (the "Merger Consideration") upon surrender of the certificate representing such Share in the manner provided for in the Merger Agreement. It is currently expected that prior to the Effective Time of the Merger, Terry G. Lee, Chairman and Chief Executive Officer of the Company, Mary
J. George, President of the Company, and CB Capital Investors, Inc. (an affiliate of Chase Capital Partners), will exchange a portion of the Shares, options to purchase Shares or other Share based awards held by them for shares of capital stock of HB Acquisition.

                                      -2-
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     Prior to its execution, the Merger Agreement was approved by the Board of
Directors of the Company, based upon the unanimous recommendation of a Special Committee of its independent directors. The consummation of the Merger is subject, among other things, to the approval by the stockholders of the Company, to certain regulatory approvals, to receipt by HB Acquisition of appropriate financing, to the absence of an injunction or similar court order preventing the consummation of the Merger and to the absence of events that would have a material adverse effect with respect to the Company and its subsidiaries. HB Acquisition has furnished to the Company a copy of a commitment letter that HB Acquisition has entered into with Societe Generale to provide such financing, subject to customary conditions.

     On February 17, 1998, in connection with its entry into the Merger Agreement, the Company also entered into a Second Amendment (the "Rights Amendment") to the Stockholders Rights Agreement dated as of September 22, 1994, as amended by the First Amendment to the Stockholders Rights Agreement dated as of February 15, 1995, between the Company and Harris Trust and Savings Bank, as Rights Agent.

     On February 23, 1998, the Company announced that on February 20, 1998, a jury in a product liability action in a state court located in Wilkes-Barre, Pennsylvania returned a verdict of approximately $6.8 million against the Company. The verdict relates to injuries sustained in a 1993 motorcycling accident involving a motorcyclist wearing a helmet manufactured by the Company in 1989. The Company sold its motorcycle helmet business in June 1991. The action relates to a period during which the Company was self-insured for product liability claims. The Company intends to file post-trial motions to set aside the jury's verdict and to appeal any judgment against the Company that might be entered in the action. Because the ultimate outcome of the matter, and amounts, if any, that the Company might be required to pay cannot be determined, no reserves have been established.

     On February 23, 1998, the Company also announced that a purported class action lawsuit has been filed in Delaware Chancery Court seeking primarily to enjoin the Merger. The complaint, which was filed by Jeffrey Kaplan, a purported stockholder of the Company, names the Company, HB Acquisition, Chase Capital Partners, CB Capital Investors, Inc. and the Company's directors as defendants. The complaint alleges, among other things, that the Merger is unfair to the Company's public stockholders and that certain defendants who are expected to exchange a portion of the Shares, options to purchase Shares or other Share based awards held by them for shares of capital stock of HB Acquisition in connection with the Merger have a conflict of interest which has caused them, and the Company's directors, to breach their fiduciary duties to the Company's stockholders. The Company believes that the allegations contained in the complaint are without merit and intends to vigorously defend the action.

     Copies of the Merger Agreement, the Rights Amendment, and the Company's press release issued on February 17, 1998 with respect to the Merger Agreement and the transactions contemplated thereby are attached hereto as Exhibits 2, 4 and 20, respectively and each is incorporated herein by reference.

                                      -3-
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Item 7.  Financial Statements, Pro Forma
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         Financial Information and Exhibits
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(a)  Financial statements of businesses acquired.
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     Not applicable.

(b)  Pro forma financial information.
     --------------------------------
     Not applicable.

(c)  Exhibits.
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     The following is a list of the Exhibits filed herewith.

No.  Description
--   -----------

2 Agreement and Plan of Recapitalization and Merger, dated as of February 17, 1998, between HB Acquisition and the Company.

4 Second Amendment dated as of February 17, 1998 to the Stockholders Rights Agreement dated as of September 22, 1994, as amended by the First Amendment to the Stockholders Rights Agreement dated as of February 15, 1995, between the Company and Harris Trust and Savings Bank, as Rights Agent.

20   Press Release issued by the Company on February 17, 1998.

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                                   SIGNATURE
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          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      BELL SPORTS CORP.


Date: February 23, 1998               By: Linda K. Bounds
                                          -------------------------
                                          Linda K. Bounds
                                          Senior Vice President,
                                          Chief Financial Officer,

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                                 EXHIBIT INDEX
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     The following is a list of the Exhibits filed herewith.

No.  Description
--   -----------

2 Agreement and Plan of Recapitalization and Merger, dated as of February 17, 1998, between HB Acquisition and the Company.

4 Second Amendment dated as of February 17, 1998 to the Stockholders Rights Agreement dated as of September 22, 1994, as amended by the First Amendment to the Stockholders Rights Agreement dated as of February 15, 1995, between the Company and Harris Trust and Savings Bank, as Rights Agent.

20   Press Release issued by the Company on February 17, 1998.